Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
ATNG, Inc.
Fenton, Michigan  48430

         We hereby consent to the incorporation by reference in this Registration Statement of ATNG, Inc. on Form S-8, of our report dated April 30, 2003 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) of ATNG, Inc. for the year ended December 31, 2002 and to all references to our firm included in this Registration Statement.


/s/Hunter, Atkins & Russell, PLC
   Hunter, Atkins & Russell, PLC
   Oklahoma City, Oklahoma
   June 2, 2003